Because the electronic format for filing
Form N-SAR does not
provide adequate space for responding to Items 15A-E correctly, the correct answers are as follows:

15.	A)    Custodian / Subcustodian:
Nedcor Bank Limited
B) Is this a Custodian or Sub-custodian?
(C/S): S
C) City: Johannesburg
D) Foreign Country: South Africa
E) Foreign Custodian Rule 17f-5


15.	A)    Custodian / Subcustodian:
Deutsche Bank AG
B) Is this a Custodian or Sub-custodian?
 (C/S): S
C) City: Frankfurt
D) Foreign Country: Germany
E) Foreign Custodian Rule 17f-5


15.	A)    Custodian / Subcustodian:
Deutsche Bank AG
B) Is this a Custodian or Sub-custodian?
(C/S): S
C) City: Seoul
D) Foreign Country: Republic of Korea
E) Foreign Custodian Rule 17f-5

15.	A)    Custodian / Subcustodian:
Citibank N.A.
B) Is this a Custodian or Sub-custodian?
(C/S): S
C) City: Puerto Rico
D) Foreign Country: Puerto Rico
E) Foreign Custodian Rule 17f-5

15.	A)    Custodian / Subcustodian:
Barclays Bank of
Uganda Limited
B) Is this a Custodian or Sub-custodian?
(C/S): S
C) City: Kampala
D) Foreign Country: Uganda
E) Foreign Custodian Rule 17f-5


15.	A)    Custodian / Subcustodian:
United Overseas Bank limited
B)Is this a Custodian or Sub-custodian?
(C/S): S
C)City: Singapore
D)Foreign Country: Singapore
E)Foreign Custodian Rule 17f-5


15.	A)    Custodian / Subcustodian:
Deutsche Bank N.V.
B)Is this a Custodian or Sub-custodian?
(C/S): S
C)City: Amsterdam
D)Foreign Country: Netherlands
E)Foreign Custodian Rule 17f-5